UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 10, 2025

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

On December 10, 2025, Darling Ingredients Inc., a Delaware corporation (“Darling”), issued a press release announcing entry into a definitive agreement with Tessenderlo Group NV, a public limited company organized under the laws of Belgium (“Tessenderlo”), to form a joint venture. The definitive agreement is the Master Contribution Agreement (the “Contribution Agreement”) and is among Darling, Darling Global Holdings Inc., a Delaware corporation and wholly owned subsidiary of Darling (together with Darling, the “Company”), Tessenderlo, and NewCo Collagen LLC, a Delaware limited liability company (“NewCo”). Under the Contribution Agreement, the Company and Tessenderlo have agreed to contribute certain of their assets and liabilities related to their respective collagen and gelatin business segments into NewCo in exchange for equity interests in NewCo, and upon the closing of the transaction, the Company will have an 85% equity interest and Tessenderlo will have a 15% equity interest in NewCo. The completion of the transaction contemplated by the Contribution Agreement is subject to all required regulatory approvals and certain other closing conditions.

In addition, at and subject to the closing of the transaction, Darling (or a wholly-owned subsidiary) and Tessenderlo will enter into an amended and restated limited liability company agreement of NewCo that will set forth, among other things, the governance and operation of NewCo’s business and assets and the respective rights and obligations of the members of NewCo, which include certain restrictive covenants, equity transfer restrictions and the right of Tessenderlo, upon the five or seven year anniversaries of the closing of the transaction, to require Darling or its designee to purchase Tessenderlo’s equity in NewCo at a pre-agreed price.

A copy of the press release announcing entry into the definitive agreement is furnished as Exhibit 99.1.

This Current Report and Exhibit 99.1 include “forward-looking statements,” which may include information concerning Darling’s financial performance, plans, objectives, goals, strategies, future earnings, cash flow, performance and other information that is not historical information. When used in this Current Report and Exhibit 99.1, the words “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “will” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that Darling will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements contained in this Current Report and Exhibit 99.1. Numerous factors, many of which are beyond Darling’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These include factors which could preclude Darling from closing the transaction with Tessenderlo or realizing the anticipated benefits of the proposed transaction. Other risk factors include those that are discussed in Darling’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and Darling undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The information in this Current Report and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release dated December 10, 2025 regarding entry into definitive agreement with Tessenderlo Group NV (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: December 10, 2025	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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